EXHIBIT 99.1

Orion Energy’s Q1 Revenue Rose 207% to Record $42.4M Driven by Turnkey LED Retrofit Solutions,

Yielding Net Income of $4.2M and EPS of $0.13 vs. a Year-Ago Net Loss

Manitowoc, WI – August 5, 2019 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of enterprise-grade LED lighting and energy project solutions, today reported results for its fiscal 2020 first quarter (Q1’20). Orion will hold an investor call today at 10:00 a.m. ET (9:00 a.m. CT) to review its results and fiscal 2020

(FY’20) outlook – call details below.

	Q1’20	Q1'19	Change	Q4'19	Q3'19	Q2'19
Revenue ($M)	$42.4	$13.8	+207%	$22.4	$16.3	$13.2
Gross Profit ($M)	$10.3	$3.5	+198%	$4.4	$4.1	$2.5
Net Income (Loss) ($M)	$4.0	$(2.7)	nm	$(0.9)	$(0.6)	$(2.4)
EBITDA ($M)*	$4.6	$(2.1)	nm	$(2.4)	$(0.1)	$(0.2)

        * EBITDA reconciliation table follows this earnings release

Highlights

•	Q1’20 revenue improved 207% to $42.4M principally reflecting results from a major retrofit contract with a national account
•	Gross profit increased 198% to $10.3M in Q1’20 for a gross margin of 24.3% versus 25% in Q1’19
•	Orion held operating expenses flat at $6.1M in Q1'20 compared to Q1'19
•	Orion achieved profitability with net income of $4.0M or $0.13 per diluted share
•	Cash flow from operating activities improved to $2.0M in Q1'20 versus $0.1M in Q1'19
•	Q1'20 EBITDA rose to $4.6M versus ($2.1M) in Q1'19

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, "Our first quarter performance reflects a very solid start to what we expect to be a transformational year for Orion’s business and financial performance. Our results, including a major retrofit contract with a national account, reflect strength in our national accounts channel where our ability to design, deliver and install customized, state-of-the-art LED lighting solutions and controls in a 100% turnkey manner is a key differentiator. Our approach starts with customer consultations and facility audits, progresses to the design and production of custom LED fixtures and integration of state-of-the-art controls, through to complete management of project logistics and nationwide systems installation and controls system commissioning. This single point of accountability approach to LED lighting and IoT retrofit projects streamlines an otherwise complex and cumbersome process down to just one vendor, substantially enhancing and simplifying the process for our customers.

“In light of our competitive turnkey offering, leadership in large scale energy efficient lighting and smart building retrofits, and the customer traction we have developed, our focus is on replicating our successes with other large national opportunities. We are in the early stages of dialogues with new account opportunities and are also working to finalize the scope of projects for existing customers, particularly in historically strong areas such as automotive and public sector accounts. We are also making selected investments in the expansion of our senior sales team.

“While it will take some time to advance our sales dialogues into concrete order activity, we feel very confident in our ability to build a strong pipeline of business for FY’21 and beyond. With respect to our agent driven distribution and energy service company channels, we continue to invest in the development of LED lighting solutions designed for their specific needs with respect to price, features and functionality. We are particularly excited about the prospects of new, lower cost products we are developing as well as the flexibility of our new ‘Lumen Select’ fixtures, which are field adjustable for a variety of lumen output options. We are differentiating ourselves in these channels with new, lower-priced fixtures that can be upgraded with higher power lumen packages or Internet of Things controls and monitoring capabilities over time, as the customer desires. These flexible capabilities deliver value to our channel partners and their customers while also being offered at competitive prices.”

Outlook and Goals

Orion is maintaining its prior FY’20 revenue goal of $135M to $145M, representing expected growth of more than 100% over FY 2019 revenue of $65.8M. While the timing of revenue remains highly dependent on customer schedules, Orion anticipates revenue in the first half of FY’20 to potentially be higher than revenue in the second half of FY’20. Orion also reiterates its expectation of achieving an EBITDA margin of at least 10%, as well as positive net income and EPS, for the full FY’20. Based on its business outlook and performance to date, Orion believes it has sufficient available capital and liquidity to execute its growth plans in FY’20 and beyond.

Q1’20 Results

Orion’s Q1’20 revenue rose 207% to $42.4M compared to $13.8M in Q1’19, almost exclusively due to increased sales from a major national account customer.

Gross margin declined slightly to 24.3% in Q1’20 compared to 25% in Q1’19. The Q1 margin reflects Orion’s product and services sales mix principally related to large national account activity, offset by Orion’s ongoing efforts to enhance manufacturing and service efficiencies.

Despite higher revenue, total operating expenses of $6.1M in Q1'20 were flat compared with Q1’19, as lower G&A costs were partially offset by higher sales and marketing expenses. Operating costs reflect the full benefit of Orion’s cost reduction initiatives implemented in FY’18 and ongoing cost management initiatives.

Reflecting higher revenue and operating expense discipline, Orion’s Q1’20 net income rose to $4.0M, or $0.13 per diluted share, versus a net loss of ($2.7M), or ($0.09) per basic share, in Q1’19.

Orion’s Q1’20 EBITDA increased to $4.6M compared to an EBITDA loss of ($2.1M) in Q1’19, a year-over-year improvement of $6.7M.

Cash Flow & Balance Sheet

Orion generated $2.0M of cash from operating activities in Q1’20 versus $0.1M in Q1’19, as higher net income was partially offset by working capital needed to support a higher level of business activity. As of June 30, 2019, Orion had $10.2M in cash and cash equivalents, up from $8.7M at March 31, 2019. Outstanding debt was $9.1M at June 30, 2019, consisting primarily of borrowings under its revolving credit facility, versus $9.4M at March 31, 2019. Net working capital increased to $17.9M in Q1’20 up from $14.0M in Q4’19 and shareholders’ equity increased to $22.1M at June 30, 2019 versus $18.0M at March 31, 2019.

Conference Call Details

Date / Time:	Today, Monday, August 5, 2019 at 10:00 a.m. ET (9:00 a.m. CT)
Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international
Webcast/Replay:	https://edge.media-server.com/mmc/p/uecfnngn
Audio Replay:	855-859-2056, conference ID: 8686388 (available shortly after call through 8/12/19)

About Orion Energy Systems

Orion is a provider of enterprise-grade LED lighting and energy project solutions. Orion manufactures and markets connected lighting systems encompassing LED solid-state lighting and smart controls. Orion systems incorporate patented design elements that deliver significant energy, efficiency, optical and thermal performance that drive financial, environmental, and work-space benefits for a wide variety of customers, including nearly 40% of the Fortune 500.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDA margin (EBITDA divided by total revenue), and Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) as a measure of its quarterly performance. The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA, EBITDA margin, and Adjusted EBITDA to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA and Adjusted EBITDA Reconciliation” following the Condensed Consolidated Statements of Cash Flows included in this press release. With respect to Orion’s fiscal 2020 guidance, Orion is not able to provide a reconciliation of the non-GAAP financial measures to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring or unusual charges and other certain items. These items have not yet occurred, are out of Orion’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort and Orion is unable to address the probable significance of the unavailable information.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Highlights,” “CEO Commentary”, "Outlook and Goals," are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth, gross margin, and other financial objectives in fiscal 2020 and beyond; (ii) our recent and expected fiscal 2020 reliance on revenue generated from the retrofit of a single national account customer; (iii) our ability to achieve profitability and positive cash flows; (iv) our levels of cash and our limited borrowing capacity under our revolving line of credit; (v) the availability of additional debt financing and/or equity capital; (vi) our lack of major sources of recurring revenue, our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (vii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; ; (viii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving light emitting diode ("LED") market; (ix) our ability to differentiate our products in a highly competitive market, expand our customer base and gain market share; (x) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xi) our ability to adapt to increasing convergence in the LED market; (xii) the reduction or elimination of investments in, or incentives to adopt, LED lighting technologies; (xiii) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xiv) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xv) the potential deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of the implementation of tariffs; (xvi) our increasing reliance on third parties for the manufacture and development of products and product components; (xvii) our ability to maintain safe and secure information technology systems; (xviii) our failure to comply with the covenants in our revolving credit agreement; (xix) our fluctuating quarterly results of operations as we continue to implement cost reductions, and continue to focus investing in our third party distribution sales channel; (xx) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxi) our ability to balance customer demand and production capacity; (xxii) our ability to maintain an effective system of internal control over financial reporting; (xxiii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiv) our ability to defend our patent portfolio; (xxv) a reduction in the price of electricity; (xxvi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxvii) the sale of our corporate office building which will likely result in a non-cash impairment charge, and (xxviii) potential warranty claims in excess of our reserve estimates and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLightingIR

StockTwits: @Orion_LED_IR

###

Investor Relations Contacts

Bill Hull, CFO	William Jones; Tanya Kamatu
Orion Energy Systems, Inc.	Catalyst IR
(312) 660-3575	(212) 924-9800 or oesx@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30, 2019	March 31, 2019
Assets
Cash and cash equivalents	$10,230	$8,729
Accounts receivable, net	24,003	14,804
Revenue earned but not billed	3,508	3,746
Inventories, net	14,933	13,403
Prepaid expenses and other current assets	677	695
Total current assets	53,351	41,377
Property and equipment, net	11,945	12,010
Other intangible assets, net	2,375	2,469
Other long-term assets	262	165
Total assets	$67,933	$56,021
Liabilities and Shareholders’ Equity
Accounts payable	$26,862	$19,706
Accrued expenses and other	8,332	7,410
Deferred revenue, current	121	123
Current maturities of long-term debt	97	96
Total current liabilities	35,412	27,335
Revolving credit facility	8,972	9,202
Long-term debt, less current maturities	59	81
Deferred revenue, long-term	772	791
Other long-term liabilities	655	642
Total liabilities	45,870	38,051
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at June 30, 2019 and March 31, 2019; no shares issued and outstanding at June 30, 2019 and March 31, 2019	—	—
Common stock, no par value: Shares authorized: 200,000,000 at June 30, 2019 and March 31, 2019; shares issued: 39,583,313 at June 30, 2019 and 39,037,969 at March 31, 2019; shares outstanding: 30,121,487 at June 30, 2019 and 29,600,158 at March 31, 2019	—	—
Additional paid-in capital	156,015	155,828
Treasury stock, common shares: 9,461,826 at June 30, 2019 and 9,437,811 at March 31, 2019	(36,153)	(36,091)
Retained deficit	(97,799)	(101,767)
Total shareholders’ equity	22,063	17,970
Total liabilities and shareholders’ equity	$67,933	$56,021

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2019	2018
Product revenue	$32,339	$12,808
Service revenue	10,039	1,014
Total revenue	42,378	13,822
Cost of product revenue	23,825	9,724
Cost of service revenue	8,270	642
Total cost of revenue	32,095	10,366
Gross profit	10,283	3,456
Operating expenses:
General and administrative	3,007	3,076
Sales and marketing	2,706	2,578
Research and development	411	405
Total operating expenses	6,124	6,059
Income (loss) from operations	4,159	(2,603)
Other income (expense):
Other income	12	19
Interest expense	(136)	(89)
Amortization of debt issue costs	(61)	—
Interest income	2	3
Total other expense	(183)	(67)
Income (loss) before income tax	3,976	(2,670)
Income tax expense	8	22
Net income (loss)	$3,968	$(2,692)
Basic net income (loss) per share attributable to common shareholders	$0.13	$(0.09)
Weighted-average common shares outstanding	29,723,472	29,070,193
Diluted net income (loss) per share	$0.13	$(0.09)
Weighted-average common shares and share equivalents outstanding	30,550,892	29,070,193

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended June 30,
	2019	2018
Operating activities
Net income (loss)	$3,968	$(2,692)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	315	347
Amortization of intangible assets	94	121
Stock-based compensation	171	228
Amortization of debt issue costs	61	—
Provision for inventory reserves	80	17
Provision for bad debts	—	82
Other	21	3
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	(9,199)	1,756
Revenue earned but not billed	238	1,300
Inventories	(1,610)	(102)
Prepaid expenses and other assets	(5)	150
Accounts payable	7,106	(575)
Accrued expenses and other	777	(553)
Deferred revenue, current and long-term	(21)	(21)
Net cash provided by operating activities	1,996	61
Investing activities
Purchases of property and equipment	(200)	(23)
Net cash used in investing activities	(200)	(23)
Financing activities
Payment of long-term debt	(21)	(19)
Proceeds from revolving credit facility	31,100	17,188
Payments of revolving credit facility	(31,329)	(18,794)
Payments to settle employee tax withholdings on stock-based compensation	(63)	(3)
Net proceeds from employee equity exercises	18	1
Net cash used in financing activities	(295)	(1,627)
Net increase (decrease) in cash and cash equivalents	1,501	(1,589)
Cash and cash equivalents at beginning of period	8,729	9,424
Cash and cash equivalents at end of period	$10,230	$7,835

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA AND ADJUSTED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended June 30,
	2019	2018
Net income (loss)	$3,968	$(2,692)
Interest	134	86
Taxes	8	22
Depreciation	315	347
Amortization of intangible assets	94	121
Amortization of debt issue costs	61	—
EBITDA	$4,580	$(2,116)
Stock-based compensation	171	228
Adjusted EBITDA	$4,751	$(1,888)